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                                                                EXHIBIT 11





                     CONSENT OF INDEPENDENT ACCOUNTANTS
                         --------------------------

We consent to the incorporation by reference in Post-Effective Amendment No. 12 to the Registration Statement of The Chaconia Income & Growth Fund, Inc. on Form N-1A (File No. 33-37426) of our report dated February 6, 1997 on our audit of the financial statements and the financial highlights of The Chaconia Income & Growth Fund, Inc. as of December 31, 1996, which report is included in its annual report to shareholders which is also incorporated by reference in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the prospectus.





                                        Coopers & Lybrand L.L.P.




New York, New York
October 31, 1997